                                                                    EXHIBIT 10.4


                                    EXHIBIT 3


                      LIST OF SHAREHOLDERS OF HESSER, INC.

Richard D. Galeucia                                     50 Shares/Common Stock

The Linwood W. Galeucia Revocable
   Trust of 1997                                        50 Shares/Common Stock